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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026
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WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
48443 Alpha Drive #190, Wixom, Michigan 48393
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 646-5205

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 15, 2025, Workhorse Group Inc. (the “Company” or “Workhorse”) completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of August 15, 2025 (the “Merger Agreement”), by and among Workhorse, Omaha Intermediate 2, Inc., a wholly owned subsidiary of Workhorse (“Intermediate Parent”), Omaha Intermediate, Inc., a wholly owned subsidiary of Intermediate Parent (“Intermediate”), Omaha Merger Subsidiary, Inc., a wholly owned subsidiary of Intermediate (“Merger Subsidiary”), and Motiv Power Systems, Inc., a privately-held Delaware corporation (“Motiv”), pursuant to which Merger Subsidiary merged with and into Motiv, with Motiv surviving as a wholly owned subsidiary of the Company (the “Merger”). For accounting purposes, the Merger was treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Motiv, which were audited by CBIZ CPAs P.C. (“CBIZ”), become the historical consolidated financial statements of the Company.

Item 4.01 Changes in Registrant’s Certifying Accountant

Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”) served as the Company’s independent registered public accounting firm prior to completion of the Merger and CBIZ served as Motiv’s independent registered public accounting firm prior to the Merger. The Company has been notified that Carr, Riggs & Ingram, L.L.C. (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of BPB.

On January 21, 2026, the Audit Committee of the Board of Directors of the Company simultaneously dismissed BPB as the Company’s independent registered accounting firm and approved the appointment of CRI as the Company’s new independent registered public accounting firm, effective immediately.

BPB’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 (the only year for which BPB issued a report on the Company’s consolidated financial statements) contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the financial statements of the Company for the fiscal year ended December 31, 2024 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through the date of this Current Report on Form 8-K, there were (i) no disagreements with BPB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPB would have caused them to make reference thereto in connection with their report on the consolidated financial statements for the year ended December 31, 2024 and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as originally reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Quarterly Report on Form 10-Q for the quarter and interim period ended September 30, 2024, there were material weaknesses in the Company’s internal control over financial reporting relating to the Company’s (i) review of third-party valuation deliverables regarding its convertible debt and warrant liability and (ii) failure to timely issue finalized quarterly reports for two consecutive quarters due to the turnover of key accounting positions within the Company’s finance organization and the ability of Company accounting personnel to identify, evaluate and address technical accounting and disclosure issues on a timely basis, respectively.

The material weaknesses did not result in any material misstatements to the Company’s condensed interim consolidated financial statements. The material weaknesses remain unremediated. The Audit

Committee has discussed these matters with BPB and has authorized BPB to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning these material weaknesses.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with CRI with regard to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice provided to the Company by CRI that CRI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company has requested that BPB furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 21, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Berkowitz Pollack Brant Advisors + CPAs, LLP, dated as of January 21, 2026, addressed to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 21, 2026	By: /s/ Robert M. Ginnan
Name: Robert M. Ginnan
Title: Chief Financial Officer